 EXHIBIT 24

February 9, 2012
New York

POWER OF ATTORNEY

The present power of attorney is given by __Anthony D. Koulouris__ to Albert Z. Lewis, attorney at International Business Law Firm PC, located at 1915 Eye St., Washington, DC 20006, to act on my behalf exclusively for the purpose of mandatory filing of the beneficial ownership reports pursuant to Section 16(a) of Securities and Exchange Act of 1934, and in particular Forms 3, 4, and 5, and any related filings.

I shall supply beneficial ownership information to the Attorney-in-fact and Attorney-in-fact is authorized to file, sign and submit filings on my behalf via Online Forms web site EDGAR.

This Power of Attorney shall be governed by and construed in accordance with the Laws of the State of New York, United States.

This power of attorney shall be effective starting this _9th day of __February_, 2016 and continue effectiveness until withdrawn in writing and both parties notified.

___/signed / ___
__Anthony D. Koulouris__

Sworn to and subscribed before me this
9th day of February 2016

_/signed/ _

                         [STAMP]
                   LAWRENCE T HURWITZ
              ATTORNEY AND COUNSELOR AT LAW
                     NO. 02HU6089062
                 QUALIFIED IN KINGS COUNTY
               TERM EXPIRES MARCH 17, 2019

Notary